Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ANTERO RESOURCES FINANCE CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Resources Finance Corporation for the quarter ended September 30, 2010, I, Paul M. Rady, Chairman and Chief Executive Officer of Antero Resources Finance Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       This Quarterly Report Form 10-Q for the quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources Finance Corporation for the periods presented therein.

Date: November 12, 2010

/s/ PAUL M. RADY
Paul M. Rady
Chairman of the Board and Chief Executive Officer